UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 29, 2007

(Date of earliest event reported)

Enterprise Acquisition Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33736	33-1171386
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6800 Broken Sound Parkway Boca Raton, FL	33487
(Address of Principal Executive Offices)	(Zip Code)

(561) 988-1700

(Registrant’s telephone number, including area code)

Not applicable

(Former name of former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 – OTHER EVENTS

On November 29, 2007, Enterprise Acquisition Corp. (the "Company") announced that the representatives of the underwriters of its initial public offering had notified the Company that commencing with the opening of trading on Monday, December 3, 2007, the common stock and warrants included in the Company’s outstanding 25,000,000 units will commence separate trading on the American Stock Exchange. Holders of units may elect to trade the component shares of common stock and warrants separately. Those units not separated will continue to trade on the American Stock Exchange under the symbol EST.U and each of the common stock and warrants will trade on the American Stock Exchange under the symbols EST and EST.WS, respectively.

A copy of the press release announcing the separate trading of the securities underlying the units is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated November 29, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 29, 2007	ENTERPRISE ACQUISITION CORP.

/s/ Daniel C. Staton
Daniel C. Staton
President, Chief Executive Officer and Director